Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, July 31, 2008 — Tidewater Inc. (NYSE:TDW) announced today that its board of directors has declared a quarterly dividend of $.25 per share on Tidewater’s approximately 51.5 million shares of common stock outstanding.

The dividend is payable September 15, 2008, to shareholders of record on September 5, 2008.

Tidewater Inc. owns 453 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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